UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	November 8, 2006
NexMed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22245	87-0449967

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 Twin Rivers Drive, East Windsor, New Jersey		08520
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (609) 371-8123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Reference is hereby made to the press release of NexMed, Inc. (the “Company”), dated November 9, 2006, which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

Effective November 8, 2006, the Company has transferred its listing from the Nasdaq Global Market to the Nasdaq Capital Market. As previously announced on November 6, 2006, the Company had submitted its transfer application with Nasdaq in response to a staff determination letter received from Nasdaq.

The transfer application was approved and the Company has been notified that it has been afforded an additional compliance period of 180 days, up to April 30, 2007, in order to comply with the continued listing requirements of the Nasdaq Capital Market. Accordingly, the Company’s common stock must achieve a minimum bid price of $1.00 for a minimum of 10 consecutive days during the 180 day period ended April 30, 2007, in order to maintain its listing on the Nasdaq Capital Market.

The Company’s common stock will continue to trade under the symbol "NEXM". The Nasdaq Stock Market operates both the Nasdaq Global Market and the Nasdaq Capital Market, which was previously called the Nasdaq SmallCap Market. Securities listed on both the Global Market and the Capital Market share similar listing standards with respect to corporate governance.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release issued by NexMed, Inc., dated November 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

Date: November 9, 2006	By:	/s/ Mark Westgate
Mark Westgate
Vice President and
Chief Financial Officer